                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                                O.I. Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

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   (3)  Filing Party:

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   (4)  Date Filed:

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
                                O. I. CORPORATION

                         151 GRAHAM ROAD, P.O. BOX 9010
                        COLLEGE STATION, TEXAS 77842-9010


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON MAY 7, 2001

TO THE SHAREHOLDERS OF O. I. CORPORATION:

You are hereby notified that the Annual Meeting of Shareholders of O. I. Corporation will be held on Monday, May 7, 2001 at 2:00 p.m. at the Houston Airport Marriott, 18700 Kennedy Blvd., Houston, Texas, for the purposes of considering and voting upon the following matters proposed by the Board of
Directors:

           (i)   the election of directors;

           (ii) the ratification of the appointment of independent public accountants; and

           (iii) the transaction of such other business as may properly come before the meeting.

The stock transfer books will not be closed, but only shareholders of record at the close of business on March 12, 2001, will be entitled to notice of and to vote at the meeting.

After completing the business of the meeting, we will discuss fiscal year 2000 results and the current outlook for the Company. There will be a period for questions and discussion with the Company's officers and directors.

If you plan to be present, please notify the Secretary of the Company so that the necessary arrangements can be made for your attendance. Regardless of whether you plan to personally attend, it is important that your shares be represented at the meeting; therefore, PLEASE DATE, SIGN AND IMMEDIATELY RETURN YOUR PROXY CARD IN THE POST-PAID ENVELOPE PROVIDED. You may revoke your proxy at any time prior to exercise.

                                       By Order of the Board of Directors



                                       Jane A. Smith
                                       Vice President-Corporate Secretary


April 9, 2001

                                TABLE OF CONTENTS

Notice of Meeting

                                                                                                                          Page
                                                                                                                          ----
Proxy Statement

         General Information................................................................................................1

         Voting Securities Outstanding......................................................................................1

         Security Ownership of Certain Beneficial Owners and Management.....................................................2

PROPOSAL NO. 1 - ELECTION OF DIRECTORS......................................................................................3

         Nominees for Board of Directors....................................................................................3

         Compensation Committee Interlocks and Insider Participation........................................................3

         The Board of Directors and its Committees..........................................................................4

         Compensation of Directors..........................................................................................4

         Compensation of Executive Officers.................................................................................5

         Summary Compensation Table.........................................................................................5

         Option/SAR Grants in the Last Fiscal Year..........................................................................6

         Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values..................................6

         Certain Transactions, Employment Contracts, Termination of Employment and
              Change in Control Arrangements................................................................................6

         Section 16(a) Beneficial Ownership Reporting Compliance............................................................7

         Audit Committee Report.............................................................................................8

         Compensation Committee Report......................................................................................9

         Stock Performance Graph...........................................................................................11

PROPOSAL NO. 2 - RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS............................................................12

         Appendix A - Audit Committee Charter..............................................................................14

                                O. I. CORPORATION

                         151 GRAHAM ROAD, P.O. BOX 9010
                        COLLEGE STATION, TEXAS 77842-9010

                                 PROXY STATEMENT

This Proxy Statement is furnished to the shareholders of O. I. Corporation (the "Company") in connection with the solicitation of proxies to be used in voting at the annual meeting of shareholders to be held on May 7, 2001. It is first being mailed to shareholders on or about April 9, 2001. The enclosed proxy is solicited on behalf of the Board of Directors of the Company. The person giving the enclosed proxy has the power to revoke it by giving notice to the Secretary in person, or by written notification actually received by the Secretary, at any time prior to its being exercised.

The Company will bear the cost of the solicitation of the proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. It is possible that further solicitation of proxies will be made by telephone or oral communication with some shareholders of the Company following the original solicitation. All further solicitations will be made by either the Company's transfer agent or by regular employees of the Company, neither of whom will be additionally compensated therefor.

                               GENERAL INFORMATION

The mailing address of the Company's principal executive offices is O. I. Corporation, P.O. Box 9010, College Station, Texas 77842-9010. The Company's telephone number is (979) 690-1711, and its fax number is (979) 690-0440.

                          VOTING SECURITIES OUTSTANDING

As of March 12, 2001, there were 2,660,750 shares of common stock, par value $0.10 per share, ("Common Stock"), of the Company issued and outstanding, and each share is entitled to one vote. Only holders of Common Stock of record at the close of business on March 12, 2001, will be entitled to vote at the meeting. Shares not voted on matters, including broker non-votes, will not be treated as votes cast with respect to those matters, and therefore will not affect the outcome of any such matter. Shares abstaining from voting will be treated as votes cast with respect to those matters, and therefore will have the effect of votes against any such matter.

In the absence of a quorum (1,330,375 shares) at the meeting, either in person or by proxy, the meeting may be adjourned from time to time for not more than 29 days, without notice, other than announcement at the meeting, until a quorum shall be formed.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth, as of March 12, 2001, certain information with respect to the shares of Common Stock beneficially owned by (i) each person known by the Company to own beneficially five percent or more of the Common Stock, (ii) each director and director nominee of the Company, (iii) each of the executive officers of the Company named below under "Election of Directors-Compensation of Executive Officers," and (iv) all directors, director nominees and executive officers of the Company as a group.

                      NAME AND BUSINESS ADDRESS                           AMOUNT AND NATURE OF       PERCENT
                         OF BENEFICIAL OWNER                              BENEFICIAL OWNERSHIP       OF CLASS
                      -------------------------                           --------------------       --------

William W. Botts                                                               384,035(1)               13.7%
     President, Chairman of the Board, Chief Executive Officer
     P.O. Box 9010, College Station, TX  77842-9010
Heartland Advisors, Inc.                                                       326,500(2)               12.2%
     789 North Water Street, Milwaukee, WI  53202
Dimensional Fund Advisors, Inc.                                                257,600(3)                9.6%
     1299 Ocean Avenue, 11th Flr., Santa Monica, CA 90401
Jack S. Anderson, Director                                                      25,564(4)                  *
Edwin B. King, Director                                                         18,564(5)                  *
Craig R. Whited, Director                                                        9,664(6)                  *
Directors and executive officers as a group (6 persons)                        456,311(7)               16.1%

----------

     *    Less than 1%.

     (1) Includes 141,000 shares subject to options currently exercisable or exercisable within 60 days after the date hereof.

     (2) As of December 31, 2000, Heartland Advisors, Inc. has sole dispositive power as to all 326,500 shares, which are beneficially owned. All shares are held in investment advisory accounts of Heartland Advisors, Inc. As a result, various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities. The interests of one such account, Heartland Value Fund, a series of Heartland Group, Inc., a registered investment company, relates to more than 5% of the class.

     (3) As of December 31, 2000, Dimensional Fund Advisors, Inc. ("Dimensional"), an investment advisor, registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possessed investment and voting power over 257,600 shares of O.I. Corporation stock as of 12/31/00. The Portfolios own all the shares, and Dimensional disclaims beneficial ownership of such securities.

     (4) Includes 8,000 shares subject to options currently exercisable or exercisable within 60 days after the date hereof.

     (5) Includes 6,000 shares subject to options currently exercisable or exercisable within 60 days after the date hereof.

     (6) Includes 5,000 shares subject to options currently exercisable or exercisable within 60 days after the date hereof.

     (7) Includes 170,385 shares subject to options currently exercisable or exercisable within 60 days after the date hereof.

                              ELECTION OF DIRECTORS

--------------------------------------------------------------------------------
PROPOSAL 1: THE BOARD OF DIRECTORS HAS NOMINATED AND URGES YOU TO VOTE FOR THE FOUR NOMINEES LISTED BELOW. PROXIES SOLICITED HEREBY WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A PLURALITY OF THE SHARES OF COMMON STOCK PRESENT IN PERSON OR BY PROXY AT THE MEETING AND ENTITLED TO VOTE IS REQUIRED FOR APPROVAL OF THIS PROPOSAL.
--------------------------------------------------------------------------------

At the meeting, four (4) directors are to be elected to serve for the ensuing year and until their respective successors are elected and qualified, in accordance with the provisions of the bylaws. The shareholders are being asked to vote for the election of Messrs. Anderson, Botts, King, and Whited. Unless otherwise marked, the shares represented by the enclosed proxy will be voted "FOR" the election as directors of the four (4) nominees named above. The proxy cannot be voted for a greater number of persons than the number of nominees named. If any nominee becomes unavailable for any reason, or if a vacancy should occur before the election (which events are not anticipated), the shares represented by the enclosed proxy may be voted for such person as may be determined by the holders of such proxy.

NOMINEES FOR BOARD OF DIRECTORS

The nominees to serve as directors of the Company until the next annual meeting of shareholders and until their successors are elected and qualified, and certain information with respect to the business experience of each nominee during the last five years, is set forth below.

WILLIAM W. BOTTS (58). Mr. Botts has served as President of the Company since February 1, 1985, Chief Executive Officer of the Company since July 19, 1985, and Chairman of the Board of Directors of the Company since May 26, 1986.

JACK S. ANDERSON (75). Mr. Anderson has served on the Board of Directors since 1980. From October 1983 until the present, he has served as President of Jasada Corporation, an investment firm located in Houston, Texas. Mr. Anderson serves as a director of Shoreline, Inc. located in Taft, Texas, and as Chief Executive Officer of FMI, Inc. located in Houston, Texas, each of which are privately owned companies.

EDWIN B. KING (73). Mr. King has served on the Board of Directors since February 1995. From 1979 to 1998, he served as director and chairman of the board for Asoma Instruments, Inc. of Austin, Texas, an analytical instrument manufacturer. From 1984 to present, he has served as Vice President and Director of Scientific Management, Inc., a management consulting, personnel testing, and evaluation firm. From 1991 to the present, he has also served as director, Vice President and Secretary/Treasurer of Asoma Tower, Inc. From September 1999 to the present, Mr. King has served as an officer and director of PayMate.net Corporation, an Internet-based point of sale payment transaction system provider. From June 1999 to the present, he has served as an officer and director of Analytical Magnetic Instruments, Inc., a magnetic instrument developer. From January 2000 to the present, he has served as an officer and director of SafeFood Technologies, Inc., a research and development firm for sterilization equipment and processes.

CRAIG R. WHITED (54). Mr. Whited has served on the Board of Directors of the Company since May 1996. From 1988 to the present, Mr. Whited has served as President, Chief Executive Officer, and director of The Oxford Group, Inc., a management and financial consulting firm, with offices in both Los Angeles, California and Las Vegas, Nevada.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2000, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Board of Directors of the Company, or

(ii) a director of another entity, one of whose executive officers served on the Board of Directors of the Company or its subsidiaries.

On April 20, 2000, the Company purchased 80,000 shares of the Company's common stock from Mr. Whited at the stock's market price. Except as disclosed in the preceding sentence, during fiscal 2000, no member of the compensation committee (or board committee performing equivalent functions) (i) was an officer or employee of the Company, (ii) was formerly an officer of the Company or (iii) had any business relationship or conducted any transactions with the Company.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Directors are elected at each annual meeting of shareholders and serve until a successor shall be elected and qualified at an appropriate annual meeting of the shareholders. Vacancies may be filled by an affirmative vote of the majority of the remaining directors. The Company's Board of Directors met six times during 2000. The Board of Directors has a standing Stock Option and Compensation Committee and Finance and Audit Committee. The Company does not have a Nominating Committee. During 2000, the Stock Option and Compensation Committee met twice, and the Finance and Audit Committee met twice. Each member of the Board of Directors attended all the meetings of the Board of Directors and the committees of which such person was a member during 2000.

STOCK OPTION AND COMPENSATION COMMITTEE. The Stock Option and Compensation Committee (the "Compensation Committee") consists of Messrs. Anderson, King, and Whited. Functions of this committee are to approve and recommend to the Board of Directors the approval of remuneration arrangements of directors and senior management personnel, adopting, subject to Board approval, compensation plans for officers and directors and administering and granting benefits pursuant to such plans.

FINANCE AND AUDIT COMMITTEE. The Finance and Audit Committee consists of Messrs. Anderson, King, and Whited. The function of this committee is to (A) investigate and study matters relating to the operations and finances of the Company, (B) meet periodically with the Company's management and its independent public accountants to review (i) their reports relating to their examination of the financial statements and of the internal accounting control systems of the Company, (ii) their recommendations for strengthening internal controls and improving operating procedures and (iii) compliance by Company personnel with Company policies relating to various governmental laws and regulations dealing with ethics, conflicts of interest and disbursements of corporate funds, and (C) to give advice and make recommendations with respect to such matters.

COMPENSATION OF DIRECTORS

During 2000, all non-employee directors received a fee of $2,000 for each regular Board of Directors meeting attended and $500 for each committee meeting and special Board of Directors meeting attended. Directors who are also officers or employees of the Company receive no additional compensation for attendance at such Board or committee meetings. For the fiscal year ended December 31, 2000, directors fees paid were: Mr. Anderson, $14,000; Mr. Botts, $0; Mr. King, $14,000; and Mr. Whited, $14,000.

Pursuant to the Company's 1993 Incentive Compensation Plan (the "1993 Plan"), each non-employee director is granted annually a stock option for 1,000 shares at an exercise price determined by the fair market value of a share of Common Stock on the day of grant, which is the day of Company's Annual Meeting of Shareholders. The options (i) vest six months from the date of grant, (ii) are exercisable to the extent vested until (a) three months following termination of service as a director for reasons other than retirement, disability, death or cause or (b) generally, twelve months following termination of service as a director for retirement, disability or death; (iii) have a term of ten years and; (iv) are exercisable in full following a "Change in Control" event (as defined in the 1993 Plan).

On May 10, 2000, the day of the 2000 Annual Shareholders Meeting, each non-employee director was granted options to purchase 1,000 shares of the Company's common stock under the 1993 Plan as described above.

COMPENSATION OF EXECUTIVE OFFICERS

The following table lists, for the year ended December 31, 2000, cash compensation paid by the Company to each of the most highly compensated executive officers whose cash compensation exceeded $100,000 during 2000.

                           SUMMARY COMPENSATION TABLE

                                                                LONG-TERM
                                                               COMPENSATION
                                                                  AWARDS
                                                               ------------
                                        ANNUAL COMPENSATION     SECURITIES
                                       ---------------------    UNDERLYING       ALL OTHER
                                        SALARY       BONUS     OPTIONS/SARS     COMPENSATION
PRINCIPAL POSITION            YEAR        ($)         ($)         (#)(1)           ($)(2)
------------------            ----     --------    ---------   ------------     ------------

William W. Botts              2000     $165,000    $     -0-         -0-         $   19,082
   President/Chief            1999     $159,767    $     -0-      30,000         $   19,901
   Executive Officer          1998     $155,385    $  50,000      30,000         $   22,651

Mark G. Whiteman(3)           2000     $125,000    $     -0-         -0-         $    2,993
   Vice President             1999     $120,355    $     -0-       4,000         $    4,357
                              1998     $119,039    $  28,750       8,000         $    3,049

----------

(1) No SARs were granted to the named executives. Options are granted based on the Board of Directors review of the Company's year-end performance as of December 31. Accordingly, the options granted as shown above for 1998 were actually granted in early 1999 and options shown for 1999 were actually granted in early 2000. No options were granted in 2001 to the named executives for their performance in 2000.

(2) The amounts in this column represent contributions to the 401K Plan. At the end of each fiscal year, the Company makes a discretionary contribution to its 401(k) Plan. Contributions for Mr. Botts in 2000, 1999, and 1998 were $3,695, $4,532, and $7,651, respectively. Contributions for Mr. Whiteman in 2000 and 1999 were $2,800 and $4,174, respectively. Also included in this column is a life insurance premium in the amount of $15,000 per year for Mr. Botts.

(3)  Mr. Whiteman resigned from the Company on January 2, 2001.

The following table sets forth certain information with respect to stock options granted to the indicated persons between January 1, 2000 and December 31, 2000.

                    OPTION/SAR GRANTS IN THE LAST FISCAL YEAR

                                INDIVIDUAL GRANTS                                              POTENTIAL REALIZABLE
                           -------------------------------                                       VALUE AT ASSUMED
                              NUMBER OF        % OF TOTAL                                      ANNUAL RATES OF STOCK
                             SECURITIES       OPTIONS/SARS                                    PRICE APPRECIATION FOR
                             UNDERLYING        GRANTED TO      EXERCISE OR                        OPTION TERM(2)
                            OPTIONS/SARS      EMPLOYEES IN     BASE PRICE                     ----------------------
      NAME                 GRANTED (#)(1)     FISCAL YEAR        ($/SH)     EXPIRATION DATE     5% ($)      10% ($)
      ----                 --------------     ------------     -----------  ---------------   ----------   ---------
William W. Botts            30,000(1)             50%            $3.875       Feb. 8, 2010     $73,109     $185,273

Mark G. Whiteman             4,000(3)              7%            $3.875       Feb. 8, 2010     $ 9,748     $ 24,703


----------

(1) Options vest 20% annually from date of grant. No SARs were granted. Exercisability may be accelerated upon the occurrence of a "Change in Control Event" (as defined in the Company's 1993 Incentive Compensation
     Plan).

(2) The Securities and Exchange Commission requires disclosure of the potential realizable value. The disclosure assumes the option will be held for the full ten-year term prior to exercise. Such option may be exercised prior to the end of such ten-year term.

(3)  Mr. Whiteman resigned from the Company on January 2, 2001.

The following table provides information on option exercises in fiscal 2000 by the named executive officer and the values of such officer's unexercised options at December 31, 2000.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                                                      NUMBER OF SECURITIES                 VALUE OF UNEXERCISED
                                                     UNDERLYING UNEXERCISED                    IN-THE-MONEY
                            SHARES                       OPTIONS/SARS AT                      OPTIONS/SARS AT
                           ACQUIRED                     DECEMBER 31, 2000                    DECEMBER 31, 2000
                              ON        VALUE      -----------------------------      -------------------------------
     NAME                  EXERCISE    REALIZED    Exercisable     Unexercisable      Exercisable       Unexercisable
     ----                  --------    --------    -----------     -------------      -----------       -------------
William W. Botts            15,000      $ 3,750      127,500           52,500          $ 62,530             $ -0-


CERTAIN TRANSACTIONS, EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS.

Under the terms of an employment agreement with the Company effective May 1, 2000 and terminating December 31, 2002, Mr. Botts is performing executive duties as President and Chief Executive Officer of the Company. Compensation paid pursuant to this agreement includes an annual salary as determined by the Board of Directors (such amount is included in the Summary Compensation Table above), a life insurance policy, and the use of a company vehicle. The employment agreement remains in effect until its expiration date, unless Mr. Botts dies, becomes disabled or violates his duty of loyalty to the Company, or following a change in control of the Company. Commencing on January 1, 2001 and on each January 1 thereafter the term of Mr. Botts' employment agreement

(the "Term") shall automatically be extended one additional year unless, not later than September 30 of the preceding year, the Company's Board of Directors shall give written notice to Mr. Botts that the Term shall cease to be so extended. In no event will the Term extend beyond the end of the calendar month in which Mr. Botts' 65th birthday occurs. If Mr. Botts is terminated for any reason other than Misconduct or Disability (both as defined in the employment agreement), he will continue to be compensated for the remainder of the term of the employment agreement and to receive coverage under the Company's life, disability, accident and group health insurance plans. Additionally, Mr. Botts may receive the same benefits if he terminates his employment for Good Reason (as defined in the employment agreement).

In addition to the above, Mr. Botts and Mr. Whiteman have entered agreements with the Company relating to a split dollar life insurance policy owned by the Company and on which the Company is entitled to full repayment of any premiums paid at the time of their termination or death. Upon Mr. Whiteman's resignation, all benefits from such policy transferred to the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and officers, and persons who own more than ten percent of the Common Stock, to file initial reports of ownership and reports of changes in ownership (Forms 3, 4, and 5) of Common Stock with the Securities and Exchange Commission (the "SEC") and the Nasdaq Stock Market. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all such forms that they file. To the Company's knowledge, based solely on the Company's review of the copies of such reports received by the Company and on written representation by certain reporting persons that no reports on Form 5 were required, the Company believes that during the fiscal year ended December 31, 2000, its officers and directors were in compliance with all applicable Section 16(a) filing requirements.

                             AUDIT COMMITTEE REPORT

NOT WITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, THE FOLLOWING REPORT OF THE AUDIT COMMITTEE SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

The Company's Audit Committee is comprised of three independent directors, each of whom is able to read and understand fundamental financial statements; one member of the Audit Committee is a certified public accountant.

The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information, which will be provided to the shareholders and others, the systems of internal controls, which management has established, and the audit process. In doing so, it is the responsibility of the Audit Committee to provide an open avenue of communication between the board of directors, management, the internal accounting function, and the independent accountants.

Although the Audit Committee has operated under a written charter since 1989, the Committee chose to update, adopt and approve a new charter in 2000, which is attached to this Proxy Statement as Appendix A. The charter describes the scope of the Audit Committee's responsibilities and how it should enforce/administer those responsibilities. Audit fees for 2000 were approximately $59,000, of which an aggregate amount of $43,000 has been billed through December 31, 2000. In 2000, the Company did not pay any other fees to Pricewaterhouse-Coopers LLP other than $15,000 for tax preparation.

The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Audit Standards No. 61 (Communication with Audit Committees); and the Audit Committee has received and discussed the written disclosure and the letter from PricewaterhouseCoopers LLP required by Independent Standards Board Standard No. 1 (Independence Discussion with Audit Committees). The Audit Committee has also discussed the independence of PricewaterhouseCoopers LLP with that firm.

With and without management present, the Committee discussed and reviewed the results of the independent auditors' examination of the Company's December 31, 2000 financial statements. The discussion included matters related to the conduct of the audit, such as the selection of and changes in significant accounting policies, the methods used to account for significant or unusual transactions, the effect of significant accounting policies in controversial or emerging areas, the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates, significant adjustments arising from the audit and disagreements, if any, with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

Based on the review and discussions with the Company's independent auditors, the Committee recommended to the Board of Directors, and the Board of Directors has approved, that the Company's audited financial statements be included in the Securities and Exchange Commission Annual Report on Form 10-K for the year ended December 31, 2000.

This report has been provided by the members of the Audit Committee:

Craig R. Whited, Audit Committee Chairman
Jack S. Anderson
Edwin B. King

                          COMPENSATION COMMITTEE REPORT

COMPENSATION PHILOSOPHY

The Company's primary business objective is to maximize shareholder value over the long term. To help accomplish this objective, the Committee has developed an overall executive compensation philosophy with goals as follows:

     o    Attract, retain, and motivate key executives;

     o    Reward performance rather than create a sense of entitlement;

     o    Align executive and shareholder interests by stock ownership;

     o Assure that objectives for corporate and individual performance are established and measured.

For comparison of peer company performance, and in order to maintain consistency in the Company's method of determining executive compensation, the Company selects comparable companies, which includes searches in various data bases from the NASDAQ National Market System, Media General Financial Services, and Standard Industrial Classification (SIC) Codes 382 (Laboratory and Analytical Instruments) and 3823 (Process Control Instruments). The Committee believes that SIC Code 382 contains companies that most closely represent an established grouping of which the Company may be called a peer. The Company was not able to obtain compensation information for all of the companies in SIC Code 382; however, certain companies within such classification [including, Barringer
(BARR), Hathaway (HATH), Isco, Inc. (ISKO), Mesa Labs Inc. (MLAB), Modern Controls (MOCO), and Sierra Monitor (SRMC.OB)] were compared to the Company in terms of growth in revenue, operating profit, net income, earnings per share, average return on assets and equity and compensation of executive management. Certain companies considered peer companies in 1999 have been removed due to their going private and data no longer being available. These companies are Arizona Instruments Corporation, CEM, Inc. and TSI, Inc. The Company has selected Hathaway Corporation and Sierra Monitor to replace companies removed. The Committee seeks to set executive compensation to correspond to a range of what is believed to be between the mid-to-high end of compensation ranges for executives in such companies, with further consideration based on the Company's performance compared to such peer companies. Total direct compensation includes base pay, short-term bonus at target and long-term incentives. Overall, individual performance is measured against the following factors, which may vary as required by business conditions:

     o    Long-term strategic goals;

     o    Short-term business goals;

     o    Revenue and profit goals;

     o    Customer satisfaction;

     o    New business creation;

     o    Total stockholder return;

     o    The development of employees; and

     o    The fostering of teamwork and other OI values

It should be noted, however, that the CEO and other executive officers are at risk for compensation, including base salary, bonuses, cash, and stock option awards appreciation, as reflected in the 1999 and 2000 compensation.

BASE SALARIES

The Committee reviews annually each executive's base salary. Base salaries are targeted at median levels for public companies of O.I. Corporation's relative size, as discussed above, but are determined primarily by individual performance relative to achieving Company goals. It is believed that base salaries paid in 2000 to the named executive and the CEO were consistent with such policy.

When evaluating individual performance, the Committee considers the executive's efforts in promoting Company values; contribution to the Company's financial performance; developing and executing a strategic plan for growth in revenues and net income; improving product quality; specific job responsibilities, prior experience, job knowledge, and performance appraisals for each executive. No specific weights have been assigned to the various factors.

The base salary of Mr. William W. Botts (Chairman of the Board, CEO, and President of the Company) and other executives of the Company were reviewed at the January 29, 2001 meeting of the Compensation Committee. Based on the factors discussed above and compensation paid by comparable companies, the Compensation Committee decided to increase Mr. Botts' base salary to $180,000 per year, effective February 5, 2001.

Mr. Whiteman, Vice President/General Manager of the Company, resigned on January 2, 2001. Mr. Whiteman's salary was $125,000 for 2000.

ANNUAL CASH INCENTIVES

Annual cash bonuses provide executives with direct financial incentives to achieve corporate and individual performance goals. Bonuses for each executive are determined by the extent to which the Company met its financial goals for growth in revenue, operating profit, net income, earnings per share, and average return on assets and equity. Performance is also judged on the achievement of business plan goals relating to improving product quality and productivity and growth through new product development and acquisitions. No specific weights have been assigned to the various factors. As shown in the Summary Compensation Table on page 5 of this Proxy Statement, Mr. Botts did not receive a bonus for 2000.

LONG-TERM INCENTIVES (STOCK OPTIONS)

Long-term incentives are provided pursuant to the 1993 Incentive Compensation Plan. The Committee determines annually the total amount of options that will be made available to the Company's executives. The amount of options granted each year is based on the executives' total compensation package and reflects the desire of the Compensation Committee to encourage equity ownership by the Company's executives in order to provide an appropriate link to the interest of the shareholders, to reward prior performance, and to provide long-term incentive award opportunities.

The stock option grants for 2000 were determined based on the performance of each executive with respect to their contribution to the Company's financial performance, measured as discussed above, together with an appraisal of the extent to which pre-established objectives were achieved, as well as the Committee's perception of the executive's ability and potential to contribute to the growth and profitability of the Company, to identify changing business conditions (such as market changes and competitive threats), and to respond with appropriate business strategies. No specific weights have been assigned to the foregoing factors.

Mr. Botts, he received no stock options for the year 2000 performance as reflected in the Summary Compensation Table on page 5 of this proxy statement. This decision was based on the Committee's consideration of existing stock options and shares owned by Mr. Botts.

SUMMARY

The Committee believes that the incentive compensation program for the executives of the Company is comparable to the compensation programs provided by comparable companies and serves the best interest of the shareholders of the Company. The Committee also believes that annual performance pay is appropriately linked to individual performance, the Company's annual financial performance, and shareholder value. The Company intends to continue its program for setting executive compensation as outlined above.

The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report is given by the following members of the Compensation
Committee:

Edwin B. King, Compensation Committee Chairman.
Jack S. Anderson
Craig R. Whited

                        FIVE-YEAR CUMULATIVE TOTAL RETURN
        AMONG O. I. CORPORATION, NASDAQ MARKET INDEX AND PEER GROUP INDEX


Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return (change in year-end stock price plus reinvested dividends) on the Company's Common Stock against the cumulative total return of the NASDAQ Market Index and a peer group index consisting of public companies with the Company's Standard Industrial Classification ("SIC") Code (Laboratory and Analytical Instruments) for the period of five years beginning at the beginning of fiscal year 1995. The SIC Code for Laboratory and Analytical Instruments includes over 150 issuers, such as Barringer Technologies, Hathaway Corporation, Isco, Inc., Mesa Laboratories Inc., MOCON, Inc., and Sierra Monitor.

                                    [CHART]

                      1995       1996        1997       1998        1999         2000
                      ----       ----        ----       ----        ----         ----
OI Corporation         100        121         149        189         134          126
SIC Code 382           100        119         136        130         189          205
NASDAQ Market Index    100        124         152        214         378          238

The foregoing stock price performance comparisons shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this graph by reference, and shall not otherwise be deemed filed under such acts.

There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company will not make or endorse any predictions as to future stock performance.

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

--------------------------------------------------------------------------------
PROPOSAL 2: THE BOARD OF DIRECTORS HAS UNANIMOUSLY SELECTED PRICEWATERHOUSECOOPERS AND URGES YOU TO VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF SUCH FIRM, AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE YEAR 2001. PROXIES SOLICITED HEREBY WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE COMMON STOCK PRESENT IN PERSON OR BY PROXY AT THE MEETING AND ENTITLED TO VOTE IS REQUIRED FOR APPROVAL OF THIS PROPOSAL.
--------------------------------------------------------------------------------

The Board of Directors has appointed the firm of PricewaterhouseCoopers LLP as the Company's independent public accountants for the fiscal year ending December 31, 2001, subject to ratification by the Company's shareholders. PricewaterhouseCoopers has served as the Company's independent public accountants since May 1992. Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from those attending the meeting.

                              SHAREHOLDER PROPOSALS

Under the Bylaws, if you wish to bring any matter (other than stockholder nominations of director candidates) before the Annual Meeting, you must notify the Company's Secretary in writing between 60 and 90 days prior to the meeting. If notice or public announcement of the meeting date comes less than 60 days prior to the meeting, stockholders are required to submit a notice of nomination or proposal within 15 days after the meeting date is announced.

Notices regarding each matter must contain:

     o A brief description of the business to be brought before the Annual Meeting and the reason for conducting the business at the Annual Meeting;

     o The name and address of record of the stockholder proposing the business;

     o The class and number of shares of stock that are beneficially owned by the stockholder; and

     o Any material interest of the stockholder in the business to be conducted.

If you do not provide the proper notice by such date, the Chairman of the meeting may exclude the matter, and it will not be acted upon at the meeting. If the Chairman does not exclude the matter, the proxies may vote in the manner they believe appropriate, as the SEC's rules allow.

For a stockholder proposal to be considered for possible inclusion in the proxy statement for the 2002 Annual Meeting, the proposal must be received by the Company's Secretary no later than January 8, 2002. A nomination or proposal that does not supply adequate information about the nominee or proposal will be disregarded.

                                  OTHER MATTERS

Management knows of no other matters to be brought before the annual meeting of shareholders at the time and place indicated in the notice thereof; however, if any additional matters are properly brought before the meeting, the persons named in the enclosed proxy shall vote the proxies in their discretion in the manner they believe to be in the best interest of the Company.

The accompanying form of proxy has been prepared at the direction of the Board of Directors of the Company, of which you are a shareholder, and is sent to you at the request of the Board of Directors. The proxies named therein have been designated by your Board of Directors.

The management of the Company urges you, even if you presently plan to attend the meeting in person, to execute the enclosed proxy and mail it immediately. You may revoke your proxy and vote in person if you are able to attend.

                                       O. I. CORPORATION

                                       By Order of the Board of Directors




                                       Jane A. Smith
                                       Vice President-Corporate Secretary

April 9, 2001

                                                                      APPENDIX A

                                O.I. CORPORATION
                             AUDIT COMMITTEE CHARTER

The Board of Directors of O.I. Corporation (the "Company") hereby constitutes and establishes an Audit Committee with authority, responsibility, and specific duties as described below.

                                 GENERAL PURPOSE

The Audit Committee is created to assist the Board and to perform an oversight function with respect to the following:

     (1) discussing the financial statements of the Company with management and the Company's independent auditors;

     (2) monitoring actions taken by the Company to comply with its internal policies as well as external accounting, legal and regulatory requirements;

     (3) reviewing disclosures regarding the independence of the Company's outside auditors; and

     (4)  evaluating the performance of the Company's independent auditors.

                                 I. COMPOSITION

The members of the Audit Committee shall meet the independence and experience requirements of the NASDAQ (as then required and in effect). If the Company's securities are listed on any other exchange, the Audit Committee shall meet the independence and experience requirements of such exchange. The members of the Audit Committee shall be appointed by the Board on the recommendation of the Chairman of the Board.

                                  II. AUTHORITY

The Audit Committee, in addition to carrying out its specific duties as set out herein, may be requested by the Board of Directors to investigate any activity of the Company, and all employees are directed to cooperate as requested by members of the Committee.

The Audit Committee has the authority, at the Company's expense, to retain professional advisors, including without limitation special legal, accounting or other consultants, to advise the Audit Committee, as the Audit Committee deems necessary or advisable in connection with the exercise of its powers and responsibilities as set forth in this Audit Committee Charter, all on such terms as the Audit Committee deems necessary or advisable.

                               III. RESPONSIBILITY

The Audit Committee is to serve as a focal point for communication between the Directors, independent accountants, and OI Management regarding financial accounting, reporting and controls. The Audit Committee is to assist the Board of Directors in fulfilling its fiduciary responsibilities as to accounting policies and reporting practices of OI and all subsidiaries and the sufficiency of auditing relative thereto. It is to be the Board's principal agent in ensuring the independence of the corporation's independent accountants, the integrity of management and the adequacy of disclosures to stockholders. The opportunity for the independent accountants to meet with the entire Board of Directors as needed is not to be restricted, however.

                                  IV. MEETINGS

The Audit Committee is to meet at least two times per year and as many times as the Committee deems necessary. The Audit Committee should meet privately with the independent accountants.

                                  V. ATTENDANCE

Members of the Audit Committee are to be present at all meetings. As necessary or desirable, the Chairman may request that members of Management and representatives of the independent accountants be present at meetings of the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

                                   VI. MINUTES

Minutes of each meeting are to be prepared and sent to Committee members and the OI Directors who are not members of the Committee. Copies are to be provided to the independent accountants.

                              VII. SPECIFIC DUTIES

In connection with the general purpose, powers, and responsibilities set forth above, the Audit Committee is to:

1. Inform the independent accountants and Management that the independent accountants and the Committee may communicate with each other at all times; and the Committee Chairman may call a meeting whenever he deems it necessary.

2. Review with the Company's Management and the independent accountants the Company's policies and procedures to reasonably ensure the adequacy of internal accounting and financial controls.

3. Have familiarity with accounting and reporting principles and practices applied by the Company in preparing its financial statements. Further, the Committee is to review with the Company's Management and the independent accountants, Management's program to monitor compliance with the code of corporate conduct.

4. Review, prior to the annual audit, the scope and general extent of the independent accountant's audit examination, including their engagement letter. The auditor's fees are to be arranged with the Management and annually summarized for Committee review. The Committee's review should entail an understanding from the independent accountant of the factors considered by the accountant in determining the audit scope including:

          o    Industry and business risk characteristics of the Company.

          o    External reporting requirements.

          o Materiality of the various segments of the Company's consolidated and non-consolidated activities.

          o    Quality of internal accounting controls.

          o    Extent of involvement of internal audit in the audit examination.

          o    Other areas to be covered during the audit engagement.

5. Review with Management the extent of non-audit services planned to be provided by the independent accountants in relation to the objectivity needed in the audit.

6. Review various items with Management and the independent accountants prior to the annual audit of financial results for the year. This review is to encompass:

          o Significant transactions not a normal part of the Company's operations or significant adjustments that are being considered by the independent accountants. (If deemed appropriate by Management and the independent accountants, review of such transactions would be made prior to release of financial results to the public).

          o Changes, if any, planned during the year in the Company's accounting principles or their application.

7. Evaluate the cooperation received by the independent accountants during their audit examination, including their access to all requested records, data, and information. Also, elicit the comments of Management regarding the responsiveness of the independent accountants to the Company's needs. Inquire of the independent accountants whether there have been any disagreements with Management that, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company's financial statements.

8. Discuss with the independent accountants the quality of the Company's financial and accounting personnel and any relevant recommendations, which the independent accountants may have regarding "material weaknesses" or "reportable conditions." Topics to be considered during this discussion include improving internal financial controls, the selection of accounting principles and Management reporting systems. Review written responses of Management to the "letter of comments and recommendations" from the independent accountants.

9. Discuss with the Company Management the scope and quality of internal accounting and financial controls in effect.

10. Apprise the Board of Directors, through minutes and special presentations as necessary, of significant developments identified during the course of performing the above duties.

11. Recommend to the Board of Directors any appropriate extensions or changes in the duties of the Committee.

12. Recommend annually to the Board of Directors the retention or replacement of the independent accountants and provide a written summary of the basis for the recommendations.

                 VIII. LIMITATION ON RESPONSIBILITIES AND POWERS

While the Audit Committee has the responsibilities and powers set forth above in this Audit Committee Charter, it is not the duty or responsibility of the Audit
Committee:

     (1)  to plan or conduct audits;

     (2) to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles (this determination shall remain the responsibility of management and the independent auditor);

     (3)  to conduct investigations;

     (4) to resolve disagreements, if any, between management and the independent auditor; or

     (5) to assure compliance with the Company's internal policies, accounting rules and other applicable laws and regulations.

PROXY                          O.I. CORPORATION                            PROXY
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoint(s) William W. Botts and Jane A. Smith, and each of them, lawful attorneys and proxies of the undersigned to vote as Proxy at the Annual Shareholders' Meeting of O.I. Corporation (herein the "Company") to be held on Monday, May 7, 2001, and any adjournment(s) thereof according to the number of votes owned by the undersigned as follows:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

PROPOSAL 1:       The Election of Directors.

         [ ] FOR all nominees               [ ] FOR all nominees (except as listed below)

                                            [ ] WITHHOLD AUTHORITY to vote for all nominees

         Jack S. Anderson           Edwin B. King
         William W. Botts           Craig R. Whited

         (INSTRUCTION:     TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT
                           NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                FOR  AGAINST ABSTAIN

PROPOSAL 2:       The Ratification of the Appointment of                        |_|     |_|      |_|
                  independent public accountants.

In accordance with their discretion, said Attorneys and Proxies are authorized to vote upon such other matters or proposals not known at the time of solicitation of this proxy which may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. If no direction is made, this proxy will be voted for Proposals 1 and 2. Any prior proxy is hereby revoked.


                                                                                              , 2001
                                     ---------------------------------------------------------


                                     ---------------------------------------------------------
                                             Signature

                                     ---------------------------------------------------------
                                                              Signature if held jointly

                                    PLEASE SIGN EXACTLY AS YOUR NAME APPEARS AT THE LEFT. WHEN SHARES ARE HELD BY JOINT TENANTS,
                                    BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE
                                    GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR
                                    OTHER AUTHORIZED PERSON. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

                                    PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.
                                    THANK YOU.